EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO:         Surge Global Energy, Inc.

As independent registered certified public accountants, we hereby consent to the inclusion in the foregoing Amendment No. 2 to Form SB-2 Registration Statement of our report dated April 10, 2006 relating to the consolidated financial statements of Surge Global Energy, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

	/s/	Russell Bedford Stefanou Mirchandani LLP
Russell Bedford Stefanou & Mirchandani LLP

McLean, Virginia
May 24, 2006